UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2010

Hexion Specialty Chemicals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

1-71	New Jersey	13-0511250
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)

(614) 225-4000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On January 25, 2010, Hexion Specialty Chemicals, Inc. (the “Registrant”) filed a Current Report on Form 8-K (the “Report”) with the Securities and Exchange Commission to report that it had entered into an amendment agreement (the “Amendment”) to its second amended and restated credit agreement dated as of November 3, 2006. This Amendment No. 1 to the Current Report on Form 8-K/A amends Items 1.01 and 9.01 of the Report to include certain additional exhibits.

Section 1—Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Amendment Agreement to Credit Agreement

A copy of the Amendment, including all exhibits thereto, is attached as Exhibit 10.1 to this Current Report on Form 8-K/A and is incorporated herein by reference. The final amount of lenders under the Registrant’s senior secured credit facilities that have agreed to extend the maturity of their term loans represent approximately $951 million aggregate principal amount of term loans.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment Agreement to Credit Agreement, dated as of January 25, 2010, among Hexion LLC, Hexion Specialty Chemicals, Inc., Hexion Specialty Chemicals Canada, Inc., Hexion Specialty Chemicals B.V., Hexion Specialty Chemicals UK Limited, Borden Chemical UK Limited, the Subsidiary Loan Parties party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A. as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION SPECIALTY CHEMICALS, INC.

Date: February 4, 2010	By:	/s/ GEORGE F. KNIGHT
George F. Knight
Senior Vice President - Finance and Treasurer

EXHIBIT INDEX

Exhibit Number	Document Description

10.1	Amendment Agreement to Credit Agreement, dated as of January 25, 2010, among Hexion LLC, Hexion Specialty Chemicals, Inc., Hexion Specialty Chemicals Canada, Inc., Hexion Specialty Chemicals B.V., Hexion Specialty Chemicals UK Limited, Borden Chemical UK Limited, the Subsidiary Loan Parties party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A. as administrative agent.